Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$351,918
Unrealized Gain (Loss) on Market Value of Futures	(299,376)
Interest Income	5,186
Total Income (Loss)	$57,728

Expenses
General Partner Management Fees	$3,572
Professional Fees	8,954
Brokerage Commissions	578
Non-interested Directors' Fees and Expenses	54
Prepaid Insurance Expense	99
NYMEX License Fee	89
SEC & FINRA Registration Expense	600
Total Expenses	13,946
Expense Waiver	(9,481)
Net Expenses	$4,465
Net Income (Loss)	$53,263

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/17	$7,083,385
Net Income (Loss)	53,263

Net Asset Value End of Month	$7,136,648
Net Asset Value Per Share (400,000 Shares)	$17.84

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612